EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

Universal Domains Incorporated
300 -750 West Pender Street
Vancouver, British Columbia
Canada V6C 2I7

We consent to the incorporation by reference in this Registration Statement of Universal Domains Incorporated in Form S-8 of our report dated June 26, 2002 appearing in and incorporated by reference in the Annual Report on Form 20-F of Universal Domains Incorporated for the year ended December 31, 2001.

MORGAN AND COMPANY Chartered Accountants By: /s/ Morgan & Company

Vancouver, British Columbia
December 24, 2002